Exhibit 99.1

NEWS COPY	INFORMATION CONTACT:
Kelly Wetzler
FOR IMMEDIATE RELEASE	(314) 746-2217

VIASYSTEMS ESTIMATES FIRST QUARTER NET SALES AND OPERATING INCOME

ST. LOUIS, April 16, 2012 – Viasystems Group, Inc. (NASDAQ:VIAS), a leading provider of complex multi-layer printed circuit boards and electro-mechanical solutions, today announced estimates of the company’s first quarter sales and operating income. The company also announced plans for an upcoming presentation to investors.

Highlights

•

Estimated net sales were $262 million in the quarter ended March 31, 2012, a year-over-year increase from the corresponding quarter of approximately 10%, and a seasonal sequential decrease from the prior quarter of approximately 3%.

•	Total orders in the first quarter of 2012 improved both year-over-year and sequentially, and were approximately 8% greater than estimated net sales for the period.

•

Estimated operating income was $5 million for the quarter ended March 31, 2012, which is net of i) approximately $7 million restructuring costs in connection with the previously announced closures of two factories in China, and ii) approximately $1 million costs incurred in connection with the previously announced acquisition of DDi Corp.

•

Estimated Adjusted EBITDA was $33 million in the first quarter, a year-over-year increase of approximately 13% from the corresponding quarter, and a sequential decrease from the prior quarter of approximately 25%. A reconciliation of estimated Adjusted EBITDA to estimated operating income for the first quarter of 2012 is set forth below.

“We are off to a good start in 2012,” stated Chief Executive Officer David M. Sindelar. “Compared to the first quarter of 2011, we achieved double-digit sales growth in our automotive and our computer and datacommunications end markets, while we saw more modest single-digit increases in our industrial & instrumentation and our military and aerospace end markets. Net sales to our telecommunications customers declined, as we expected. Compared to the fourth quarter of 2011, a combination of factors led to a slight 3% decline in our net sales, including fewer opportunities for premium pricing of our printed circuit boards, together with the seasonal effects of factory shut-downs during the Chinese New Year holiday period in mid-January.”

The estimated results in this release are preliminary and subject to completion and review of our full first quarter financial statements by our independent registered public accounting firm in conjunction with our 2012 first quarter Form 10-Q filing.

Investor Conference Call

Viasystems expects to release results for the quarter ended March 31, 2012 on Wednesday, May 9, 2012. Management plans to discuss the results of the quarter during a conference call with investors and analysts at 11:00 a.m. Eastern Time, Wednesday, May 9, 2012, which Viasystems will broadcast live on the Internet.

The live listen-only audio of the conference call will be available at http://investor.viasystems.com. The live conference call will be available by telephone for professional investors and analysts by dialing 877-640-9867 (toll-free) or 914-495-8546.

A telephonic replay of the conference call will be available for one week at 855-859-2056 or 404-537-3406. Replay listeners should enter the conference ID 71642020. The webcast replay will be available at http://investor.viasystems.com for an indefinite period.

Use of Non-GAAP Financial Measures

Adjusted EBITDA is not a recognized financial measure under U.S. GAAP, and does not purport to be an alternative to operating income or an indicator of operating performance. Adjusted EBITDA is presented to enhance an understanding of operating results and is not intended to represent cash flows or results of operations. The Board of Directors, lenders and management of the company use Adjusted EBITDA primarily as an additional measure of operating performance for matters including executive compensation and competitor comparisons. The use of this non-GAAP measure provides an indication of the company’s ability to service debt, and management considers it an appropriate measure to use because of its leveraged position.

Adjusted EBITDA has certain material limitations, primarily due to the exclusion of certain amounts that are material to the company’s consolidated results of operations, such as interest expense, income tax expense, and depreciation and amortization. In addition, Adjusted EBITDA may differ from the Adjusted EBITDA calculations reported by other companies in the industry, limiting its usefulness as a comparative measure.

The company uses Adjusted EBITDA to provide meaningful supplemental information regarding operating performance and profitability by excluding from EBITDA certain items that the company believes are not indicative of its ongoing operating results or will not impact future operating cash flows, which include restructuring and impairment charges, loss on early extinguishment of debt, stock compensation, costs associated with acquisitions and equity registrations, and other, net.

Forward Looking Statements

Certain statements in this communication constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of Viasystems regarding future events and are subject to significant risks and uncertainty. Statements regarding our estimated first quarter results and expected performance in the future are forward-looking statements. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Viasystems undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except to the extent required by law. Actual results may differ materially from those expressed or implied. Such differences may result from a variety of factors, including but not limited to: legal or regulatory proceedings; any actions taken by the company, including but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions); or developments beyond the company’s control, including but not limited to, changes in domestic or global economic conditions, competitive conditions and consumer preferences, adverse weather conditions or natural disasters, health concerns, international, political or military developments and technological developments. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth under the heading “Item 1A. Risk Factors,” in the Annual Report on Form 10-K filed by Viasystems with the SEC on February 15, 2012 and in Viasystems’ other filings made from time to time with the SEC and available at the SEC’s website, www.sec.gov.

About Viasystems

Viasystems Group, Inc. is a technology leader and a worldwide provider of complex multi-layer, printed circuit boards (PCBs) and electro-mechanical solutions (E-M Solutions). Its PCBs serve as the “electronic backbone” of almost all electronic equipment, and its E-M Solutions products and services include integration of PCBs and other components into finished or semi-finished electronic equipment, for which it also provides custom and standard metal enclosures, cabinets, racks and sub-racks, backplanes, cable assemblies and busbars. Viasystems’ approximately 14,000 employees around the world serve approximately 800 customers in the automotive, telecommunications, industrial & instrumentation, computer and datacommunications, and military and aerospace end markets. For additional information about Viasystems, please visit the company’s website at www.viasystems.com.

VIASYSTEMS GROUP, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF ESTIMATED OPERATING INCOME

TO ESTIMATED ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED MARCH 31, 2012

(dollars in millions)

(Unaudited)

Estimated operating income	$5
Add-back:
Estimated depreciation and amortization	17
Estimated non-cash stock compensation expense	3
Estimated restructuring and impairment	7
Estimated costs related to acquisitions and equity offerings	1

Estimated Adjusted EBITDA	$33